                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [x] Definitive Additional Materials [x] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              DXP ENTERPRISES, INC.

                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid:  N/A

[ ]  Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  N/A
     (2)  Form, Schedule or Registration Statement No.:  N/A
     (3)  Filing Party:  N/A
     (4)  Date Filed:  N/A

                              DXP ENTERPRISES, INC.
                                  7272 PINEMONT
                              HOUSTON, TEXAS 77040
                                  713/996-4700

                                                                  April 30, 2001


Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. (the "Company") to be held at 9:00 a.m., Central Daylight Time, on Tuesday, June 5, 2001, at the offices of the Company, 7272 Pinemont, Houston, Texas 77040.

    This year you will be asked to consider one proposal concerning the election of directors. This matter is explained more fully in the attached proxy statement, which you are encouraged to read.

    The Board of Directors recommends that you approve the proposal and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.


                                             Thank you for your cooperation.

                                             Sincerely,

                                             /s/ DAVID R. LITTLE
                                             David R. Little Chairman of
                                              the Board, President and Chief
                                              Executive Officer

                             DXP ENTERPRISES, INC.
                                  7272 PINEMONT
                              HOUSTON, TEXAS 77040

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 5, 2001

    Notice is hereby given that the Annual Meeting of the Shareholders of DXP Enterprises, Inc., a Texas corporation (the "Company"), will be held on Tuesday, June 5, 2001, at 9:00 a.m., Central Daylight Time, at the offices of the Company, 7272 Pinemont, Houston, Texas 77040, for the following purposes:

        (1) To elect three directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

        (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company at the close of business on April 12, 2001, will be entitled to vote at the meeting.

                                      By Order of the Board of Directors,

                                      /s/ MAC McCONNELL

                                      Mac McConnell, Secretary

    April 30, 2001

                              DXP ENTERPRISES, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2001

     This Proxy Statement is furnished to the shareholders of DXP Enterprises, Inc. (the "Company"), 7272 Pinemont, Houston, Texas 77040 (Tel. No. 713/996-4700), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Tuesday, June 5, 2001, at 9:00 a.m., Central Daylight Time, at the offices of the Company, 7272 Pinemont, Houston, Texas 77040, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about May 7, 2001, to shareholders of record on April 12, 2001 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 4,071,685 shares of Common Stock, 2,992 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), and only the holders of record on such date are entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

     At the meeting, three directors are to be elected for a one year term expiring at the 2002 Annual Meeting of Shareholders.

     The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to elect the four nominees for election to the Board of Directors. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with the Company's by-laws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors, will be elected directors. Abstentions and broker non-votes (i.e., shares held in street name for which the record holder does not have discretionary authority to vote under the rules of the New York Stock Exchange) will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

     The persons listed below have been nominated for election to fill the three director positions to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

                                                                  DIRECTOR
                                                                -------------
NOMINEE                AGE    POSITION WITH THE COMPANY            SINCE
-----------------     -----   ------------------------------    -------------
David R. Little         49    Chairman of the Board, President      1996
                                And Chief Executive Officer

Cletus Davis            71    Director                              1996

Kenneth H. Miller       62    Director                              1996

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The Board of Directors currently consists of three members due to the resignation on April 16, 2001, of Mr. Thomas V. Orr who had served as a Director of the Company since August 1996. The Board of Directors intends to appoint another independent Director to replace Mr. Orr after the meeting following consideration of qualified candidates.

Background of Nominees for Director

     David R. Little. Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of the Company since its organization in 1996 and also has held these positions with SEPCO Industries, Inc. ("SEPCO"), a wholly owned subsidiary of the Company, since he acquired a controlling interest in SEPCO in 1986. Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.

     Cletus Davis. Mr. Davis has served as a Director of the Company since August 1996. Mr. Davis also has served as a Director of SEPCO since May 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. From May 1988 to February 1992, Mr. Davis was a member of the law firm of Wood, Lucksinger & Epstein. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.

     Kenneth H. Miller. Mr. Miller has served as a Director of the Company since August 1996. Mr. Miller also has served as a Director of SEPCO since April 1989. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.

Committees of the Board of Directors and Meeting Attendance

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 2000, the Board of Directors met four times, the Compensation Committee met one time and the Audit Committee met two times. No director attended fewer than 75% of the meetings of the Board of Directors and committees of which he is a member.

     The Audit Committee, composed of Messrs. Davis, Miller and Orr during 2000, makes recommendations to the Board of Directors on matters regarding the independent public accountants of the Company and the annual audit of the Company's financial statements and accounts. The Audit Committee operates under a written charter adopted by the Board of Directors, that is included as Appendix A to this proxy statement. The Audit Committee Report included in this proxy statement, summarizes actions of the Audit Committee in connection with the Company's audited financial statements as of and for the year ended December 31, 2000.

     The Compensation Committee, composed of Messrs. Davis, Miller and Orr during 2000, makes recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees, consultants and agents, and acts as the administrative committee for the Company's stock plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of April 18, 2001, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.



                                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                             ---------------------------------------------------------------------------------------
      NAME AND ADDRESS OF BENEFICIAL                                            SERIES A                       SERIES B
-----------------------------------------        COMMON                        PREFERRED                       PREFERRED
                 OWNER(1)                         STOCK             %            STOCK            %             STOCK          %
-----------------------------------------    --------------  -------------- --------------  --------------  --------------  --------
David C. Vinson(3)                             2,141,075           47.6                                         15,000        100.0

David R. Little(4)                             1,065,432           21.9

J. Michael Wappler(5)                            216,829            5.3

Mac McConnell (6)                                100,000            2.4

Kenneth H. Miller, Director(7)                    11,500             *

Cletus Davis, Director(7)                         11,500             *

All executive officers, directors              3,546,336           65.4                                         15,000        100.0
 and nominees as a group
 (7 persons)(8)

DXP Enterprises, Inc. Employee                    834,352          20.5          1,870             62.5
   Stock Ownership Plan
c/o Security Trust Company
2930 E. Camelback Road, Suite 240
Phoenix, AZ 85016
                                                                                   374             12.5
Donald E. Tefertiller
                                                                                   374             12.5
Norman O. Schenk
                                                                                   187              6.3
Charles E. Jacob
                                                                                   187              6.3
Ernest E. Herbert


* Less than 1%.

  (l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted. The address for all 5% stockholders is 7272 Pinemont, Houston, Texas, 77040, unless otherwise stated.
  (2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock beneficially owned by them.
  (3) Includes 1,712,796 shares of Common Stock and 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the "Trusts") for which Mr. Vinson serves as trustee. Because of this relationship, Mr. Vinson may be deemed to be the beneficial owner of such shares and the 420,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock held by the Trusts. Also includes 4,800 shares of Common Stock issuable upon exercise of an option and 4,279 shares of Common Stock held of record by the Company's Employee Stock Ownership Plan (the "ESOP") for Mr. Vinson's account.
  (4) Includes 800,000 shares of Common Stock issuable to Mr. Little upon exercise of options and 41,332 shares of Common Stock held of record by the ESOP for Mr. Little's account.
  (5) Includes 8,079 shares of Common Stock held of record by the ESOP for Mr. Wappler's account.
  (6) Includes 100,000 shares of Common Stock issuable to Mr. McConnell upon exercise of options.
  (7) Includes 11,500 shares of Common Stock issuable upon exercise of options.
  (8)     See notes (1) through (7)

                       EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth the names and background of the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS

           NAME                         OFFICES HELD                     AGE
    ------------------        --------------------------------         -----
    David R. Little........   Chairman of the Board, President and       49
                               Chief Executive Officer

    Mac McConnell..........   Senior Vice President/Finance, Chief       47
                               Financial Officer and Secretary

    J. Michael Wappler...     Senior Vice President/Sales and            48
                               Marketing

    David C. Vinson......     Senior Vice President/Operations           50

     For further information regarding the background of Mr. Little, see "Background of Nominees for Director".

     Mac McConnell. Mr. McConnell was elected Senior Vice President/Finance and Chief Financial Officer in September 2000. From February 1998 until September 2000, Mr. McConnell served as Senior Vice President, Chief Financial Officer and a director of Transportation Components, Inc., a NYSE listed distributor of truck parts. From December 1992 to February 1998, he served as Chief Financial Officer of Sterling Electronics Corporation, a NYSE listed electronics parts distributor, which was acquired by Marshall Industries, Inc., in 1998. From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, he served in various capacities, including partner, with Ernst & Young LLP.

     J. Michael Wappler. Mr. Wappler was elected Senior Vice President/Sales and Marketing in October 2000. Mr Wappler has served in various capacities with the Company since his employment in 1986.

     David C. Vinson. Mr. Vinson was elected Senior Vice President/Operations in October 2000. Mr. Vinson has served in various capacities with the Company since his employment in 1981.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") is composed of Cletus Davis, Tommy Orr and Kenneth Miller, all of whom are outside directors. The purpose of the Committee is to review, approve and make recommendations to the Board of Directors on matters regarding the compensation of officers, directors, employees, consultants and agents of the Company and act as the administrative committee for any stock plans of the Company. The Committee makes its compensation decisions based upon its own research and analysis. The Company is prepared to engage an outside compensation consultant if the Committee so requests.

     The Committee believes that the Company's success depends upon a highly qualified and stable management team. The Company believes that the stability of a management team is important to its success and has adopted a strategy to (i) compensate its executive officers through a stable base salary set at a sufficiently high level to retain and motivate such officers, (ii) link a portion of their compensation to their individual and the Company's performance and (iii) provide a portion of their compensation in a manner that aligns the financial interests of the Company's executive officers with those of the Company's shareholders.

     The major components of the Company's executive compensation program consist of base salary, incentive compensation tied to the Company's performance and equity participation in the form of stock ownership and stock options.

Base Salary

     Base salaries for the Company's executives are influenced by both objective and subjective criteria. Salaries are determined by reviewing the executive level of responsibility, tenure with the Company, prior year compensation and effectiveness of the management team. In setting compensation levels for positions other than the Chief Executive Officer, the Committee considers recommendations from the Company's Chief Executive Officer. The Committee believes executive base salaries and incentive compensation for 2000 were reasonable based upon the duties and responsibilities of those executives.

Incentive  Compensation

     The Committee believes incentive compensation tied to the Company's performance is a key component of executive compensation. The incentive compensation for the Company's executive officers ranges from 0% to 200% of the cash portion of their annual compensation package. The Committee believes this type of incentive compensation motivates the executive to focus on the Company's performance. Additionally, poor Company performance results in lower compensation for the executives.

Stock Options

     The Committee believes equity participation is a key component of the Company's executive compensation program. Stock options are granted to executives based upon the officer's past and anticipated contribution to the growth and profitability of the Company. The Committee also believes that the granting of stock options enhances shareholder value by aligning the financial interests of the executive with those of the Company's shareholders.

Chief Executive Officer's 2000 Compensation

     The compensation paid to Mr. Little, the Company's Chief Executive Officer, in 2000 consisted of base salary and incentive compensation and was established pursuant to his employment agreement which reflects the compensation policies described above. In 2000, Mr. Little received $270,010 in base pay and $85,585 in incentive compensation pursuant to his employment agreement.

     This report is furnished by the Compensation Committee of the Board of Directors.

Kenneth H. Miller, Chairman
Cletus Davis

SUMMARY OF COMPENSATION

     Set forth in the following table is certain compensation information concerning the Chief Executive Officer and each of the Company's four other most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 2000, exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                         ANNUAL COMPENSATION                      COMPENSATION
                                                         -------------------                     --------------
                                                                                   OTHER           SECURITIES            ALL
                                                                                   ANNUAL          UNDERLYING           OTHER
       NAME AND PRINCIPAL                           SALARY(2)         BONUS     COMPENSATION         OPTIONS      COMPENSATION(3)
            POSITION                     YEAR          ($)             ($)           ($)               (#)               ($)
-------------------------------         ------   ---------------  ------------  --------------  ----------------  ---------------

David R. Little                          2000       280,438          80,585           --               --            5,250
  President and Chief Executive          1999       280,555          34,584           --               --            1,000
  Officer                                1998       275,917         151,625           --               --            1,000

Gary A. Allcorn (1)                      2000       162,410           2,561           --               --            2,071
  Senior Vice President/Finance and      1999       132,500          11,528           --               --              819
  Chief Financial Officer                1998       123,617          50,542           --               --            1,000

J. Michael Wappler                       2000       117,676           8,176           --            8,000            1,790
  Senior Vice President/Sales and        1999       116,831           8,471           --               --              987
  Marketing

David C. Vinson                          2000       100,178           8,059           --            4,000            2,099
  Senior Vice President/Operations       1999       100,346          19,070           --               --              962

(1) Resigned employment with the Company effective September, 2000.

(2) Salary information includes base salary and automobile allowance.

(3) Amounts of "All Other Compensation" reflect Company matching contributions pursuant to the Company's 401(k) plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information about option awards made to the Named Executive Officers under the Long-Term Incentive Plan and the Employee Stock Option Plan during 2000.

     --------------------------------------------------------------------------------------------------------------------
                             NUMBER OF SECURITIES       % OF TOTAL OPTIONS
                            AND UNDERLYING OPTIONS   GRANTED TO EMPLOYEES IN     EXERCISE OR BASE        EXPIRATION
              NAME                  GRANTED                 FISCAL YEAR            PRICE ($/SHARE)           DATE
     --------------------------------------------------------------------------------------------------------------------
          Mac McConnell             200,000                     79.0                    $1.37           September 2010
     --------------------------------------------------------------------------------------------------------------------


               2000 OPTION EXERCISES AND YEAR-END OPTION HOLDINGS

     None of such executive officers exercised any stock options during the year ended December 31, 2000. The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2000. None of the options held by the named executive officers are in-the-money as of December 31, 2000. At December 31, 2000, the closing price of the Common Stock was $0.63


                       OPTION VALUES AT DECEMBER 31, 2000

                         NUMBER OF SECURITIES UNDERLYING
                    UNEXERCISED OPTIONS AT DECEMBER 31, 2000

                                   (# SHARES)


            NAME                 EXERCISABLE              UNEXERCISABLE
            ----                 -----------              -------------
      David R. Little              800,000                      --

      Mac McConnell                100,000                    100,000

      J. Michael Wappler              --                        8,000

      David C. Vinson                4,000                      4,000

STOCK PERFORMANCE

     The following performance graph compares the performance of DXP Common Stock to the S&P Midcap Industrials Index and the Nasdaq Composite (US). Information with respect to DXP Common Stock, the S&P Midcap Industrial Index and the Nasdaq Composite (US) is from December 27, 1996, the date on which DXP Common Stock first began public trading. The graph assumes that the value of the investment in the Common Stock in each index was $100 at December 27, 1996, and that all dividends were reinvested.

                                     [GRAPH]


TOTAL RETURN ANALYSIS           12/27/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00

DXP ENTERPRISES, INC           $ 100.00   $  93.33   $  76.66   $  45.00   $  16.25   $   4.17

S&P MIDCAP INDUSTRIALS         $ 100.00   $ 101.29   $ 125.85   $ 153.93   $ 191.56   $ 214.59
INDEX

NASDAQ COMPOSITE (US)          $ 100.00   $  99.97   $ 122.11   $ 171.19   $ 318.62   $ 193.44

Source: Carl Thompson Associates, www.ctaonline.com, (303)665-4200. Data from Bloomberg Financial Markets.

COMPENSATION OF DIRECTORS

     The Company's Bylaws provide that directors may be paid their expenses, if any, and may be paid a fixed sum for attendance of each Board of Directors meeting. The Company pays each non-employee director $1,000 per committee or board meeting attended, not to exceed $1,500 in the event two meetings occur on the same day. In 2000, Messrs. Davis, Miller and Orr each received $5,000 for attendance at board and committee meetings.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement (the "Little Employment Agreement"), effective July 1, 1996, as amended, with Mr. Little. The Little Employment Agreement is for a term of three years, renewable annually for a term to extend three years from such renewal date. The Little Employment Agreement provides for compensation in a minimum amount of $260,000 per annum, to be reviewed at least annually for possible increases, monthly bonuses equal to 3% of the profit before tax of DXP as shown on the books and records of DXP at the end of each month and other perquisites in accordance with DXP policy. In the event Mr. Little terminates his employment for "Good Reason" (as defined therein), or is terminated by the Company for other than "Good Cause" (as defined therein), Mr. Little would receive a cash lump sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the Little Employment Agreement, (ii) an amount equal to the sum of the most recent 12 months of bonuses paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company and (v) continuation of benefits under the Company's benefit plans for the current employment period. Mr. Little is also entitled under the Little Employment Agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Code, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him.

     The Company also has entered into an employment agreement (the "Employment Agreement"), effective as of October 1, 2000, with Mac McConnell, (the "Employee"). The Employment Agreement is for a term of one year, renewable automatically for a one-year term. The Employment Agreement provides for (i) annual salary ("Salary") in the amount of $150,000, and (ii) other perquisites in accordance with Company policy. The Employment Agreement provides for a bonus: Mr. McConnell is entitled to a quarterly bonus of three quarters of one percent of the quarterly profit before tax of the Company, excluding sales of fixed assets and extraordinary items. The aggregate of the quarterly bonuses in any one year may not exceed twice the annual base salary paid to the Employee.

     In the event Employee terminates his employment for "Good Reason" (as defined therein), or is terminated by the Company for other than "Cause" (as defined therein), such Employee would receive (i) 12 monthly payments each equal to one month of the Salary, (ii) a termination bonus equal to the previous four quarterly bonuses and (iii) any other payments due through the date of termination. In the event Employee dies, become disabled, terminates the Employment Agreement with notice or the Employment Agreement is terminated by the Company for Cause, Employee or Employee's estate, as applicable, would receive all payments then due him under the Employment Agreement through the date of termination.

BENEFIT PLANS

Employee Stock Ownership Plan ("ESOP")

     The Company maintains the ESOP for the benefit of eligible employees pursuant to which annual contributions may be made. The amount and form of the annual contribution is within the discretion of the Company's Board of Directors. The Company expensed contributions of $150,000 in 1998 and 1999. No contribution will be made to the ESOP for 2000. Actual contributions to the Company's ESOP were made subsequent to fiscal year-end; approval was received by the Company's Board of Directors and contributions of $150,000 were made for 1998 and 1999. The ESOP currently is administered by the Company's Compensation Committee.

Long-Term Incentive Plan

     In August 1996, the Company established a Long-Term Incentive Plan (the "LTIP"). The LTIP provides for the grant of stock options (which may be non-qualified stock options or incentive stock options for tax purposes), stock appreciation rights issued independent of or in tandem with such options, restricted stock awards and performance awards to certain key employees of the Company and its subsidiaries. The LTIP is administered by the Compensation Committee.

     As of January 1 of each year the LTIP is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the LTIP, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year, the number of shares available will be increased by an amount such that the total number of shares available for issuance under the LTIP equals 5% of the total number of shares of Common Stock outstanding, not including any shares issued under the LTIP. Lapsed, forfeited or canceled awards will not count against these limits. Cash exercises of SARs and cash settlement of other awards will also not be counted against these limits but the total number of SARs and other awards settled in cash shall not exceed the total number of shares authorized for issuance under the LTIP (without reduction for issuances). Based on the common shares presently outstanding, 330,000 shares are authorized to be issued under the LTIP.

Employee Stock Option Plan

     The Board of Directors and shareholders of the Company approved the Employee Stock Option Plan in 1999. The purpose of the Employee Stock Option Plan is to provide those persons who have substantial responsibility for the management and growth of the Company with additional incentives by increasing their ownership interests in the Company. Individual awards under the Employee Stock Option Plan may take the form of either incentive stock options or non-qualified stock options, the value of which is based in whole or in part upon the value of Common Stock.

     The Compensation Committee administers the Employee Stock Option Plan and selects the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock authorized under the Employee Stock Option Plan is 500,000.

Director Stock Option Plan

     The Board of Directors adopted the Director Stock Option Plan on April 19, 1999, which was approved by the shareholders of the Company on June 8, 1999. The Director Stock Option Plan provides for the automatic annual grant on July 1 of options to purchase 1,000 shares of Common Stock to non-employee directors. The Company currently has three non-employee directors, each of whom is eligible to receive grants under the Director Stock Option Plan. Under the terms of the Director Stock Option Plan, the exercise price of each option will be the closing sale price of the Common Stock on the date of the grant. Under the Director Stock Option Plan, an aggregate of 200,000 shares of Common Stock have been authorized and reserved for issuance to non-employee directors.

     For the fiscal year ended December 31, 2000, each board member received 1,000 options on July 1, 2000, pursuant to the Director Stock Option Plan.

TRANSACTIONS

         Mr. Vinson is the trustee of three trusts for the benefit of Mr. Little's children, each of which holds 570,932 shares of Common Stock and 5,000 shares of Series B Preferred Stock. Mr. Vinson exercises sole voting and investment power over the shares held by such trusts.

         The Company has made two loans to Mr. Little, in the amounts of $149,910 and $58,737, respectively, each bearing interest at 9 percent per annum. The total outstanding balance of such loans including accrued interest was $209,914 at December 31, 1999, and $241,935 at December 31, 2000.

         Mr. Little has personally guaranteed up to $500,000 of the obligations of the Company under the Company's credit facility with its primary lender. All of the shares of Common Stock and Series B Preferred Stock held in trust for Mr. Little's children have been pledged to such lender to secure the obligations of the Company under the loan agreement. The Board of Directors of the Company has approved the Company making advances upon future bonuses to Mr. Little, not to exceed the amount of the monthly principal and interest payments on a personal $500,000 loan to Mr. Little made by the lender. Additionally, the Company from time to time has made noninterest-bearing advances to this officer. As of December 31, 1999 and 2000, the outstanding advances amounted to $473,871 and $537,973, respectively. As of April 16, 2001, the lender has loaned $455,000 to the Company, which in turn was advanced to the officer, who then retired his personal loan with the lender.

                             AUDIT COMMITTEE REPORT

April 30, 2001

To the Board of Directors:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Each of the members of the Audit Committee is independent as defined under the listing standards of the NASD.

Cletus Davis, Chairman
Kenneth H. Miller

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP ("Andersen") served as the Company's principal independent accountants for the fiscal year ended 2000 and has been recommended by the Audit Committee to serve the current year. Representatives of Andersen are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                        FEES PAID TO ARTHUR ANDERSEN LLP

     Arthur Andersen LLP has billed us fees as set forth in the table below for
(i) the audit of our annual financial statements and reviews of quarterly financial statements, (ii) financial information systems design and implementation work rendered in 2000 and (iii) all other services rendered in 2000.

  ---------------------------------------------------------------------------------------------------------------------
                                                        IMPLEMENTATION FEES, SYSTEM DESIGN AND
                                  AUDIT FEES                     FINANCIAL INFORMATION                 ALL OTHER FEES
  ---------------------------------------------------------------------------------------------------------------------
    Fiscal year 2000            $ 387,500                              $ --                               $ --
  ---------------------------------------------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4, and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, the Company believes that all filing requirements were met during the fiscal year ended December 31, 2000.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 7272 Pinemont, Houston, Texas 77040, no later than January 7, 2002, in order to be included in the proxy statement and form of proxy relating to that meeting.

     For any proposal of a shareholder intended to be presented at the 2002 Annual Meeting of Shareholders but not included in the Company's proxy statement for such meeting, the shareholder must provide notice to the Company of the proposal no later than March 31, 2002. These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in the Company's Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                      APPENDIX A

                              DXP ENTERPRISES, INC.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee shall be composed solely of at least three independent directors who are free of any relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Board of Directors, in selecting the members of the Audit Committee, shall make a determination that each member is independent.

         The Audit Committee shall assist the Board of Directors in exercising its authority with respect to financial matters. The Audit Committee will review the Company's accounting and financial reporting practices and the quality and integrity of the Company's financial reporting. In doing so, the Audit Committee will facilitate free and open communication between the Company's directors, independent auditors and financial management.

         The Audit Committee will review and monitor the Company's accounting policies and financial reporting practices, paying particular attention to any weaknesses in internal accounting policies and controls, with the primary goal being to help assure that the Company's financial statements present fairly the Company's financial results in accordance with generally accepted accounting principles.

         In the course of these activities, the Audit Committee will:

         1. Recommend to the directors the independent auditors to be selected to audit the financial statements of the Company, and review the independence and objectivity of the independent auditors.

         2. Meet with the Company's independent auditors and financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion of the annual audit, review such audit, including any comments or recommendations of the independent auditors.

         3. Prior to the public release of the annual financial statements, meet with the Company's financial management and the independent auditors to discuss the disclosure and content of the financial statements, including a discussion of the quality of the accounting principles applied and significant judgements affecting the Company's financial statements.

         4. Discuss with, and report to, the Company's financial management and the Board of Directors the material findings included in the independent auditors' management letter, if any.

         5. Discuss with, and receive reports from the Company's independent auditors and financial management regarding material changes in the Company's accounting principles, standards and policies.

         6. Discuss with, and receive reports from, the Company's independent auditors and financial management regarding the adequacy and effectiveness of the Company's accounting and financial controls.

         7. Provide an opportunity for the Company's independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the audit.

         8. Investigate any matter brought to its attention within the proper scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, it is appropriate to do so.

         9. Submit the minutes of all meetings of the committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

                              DXP ENTERPRISES, INC.

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 5, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Tuesday, June 5, 2001, at 9:00 a.m., Houston time, at the offices of the Company, 7272 Pinemont, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

    PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   (continued and to be signed on other side)

(1)  ELECTION OF DIRECTORS:

     FOR all of the nominees listed below    [ ]       WITHHOLD AUTHORITY    [ ]
     (except as indicated to the contrary below)       to vote for election
                                                       of directors

     NOMINEES: David R. Little, Cletus Davis and Kenneth H. Miller. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

               --------------------------------------------------

(2) In their discretion, the above-named proxies are authorized to vote upon such other business
     As may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1, OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS, AND FOR THE PROPOSALS SET FORTH IN ITEM 2.

         Signature of Shareholder(s) ______________ ___________ Date     , 2001.

                                     Please sign your name exactly as it
                                     appears hereon. Joint owners must each
                                     sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


                              DXP ENTERPRISES, INC.

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 5, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder of Preferred Stock of DXP Enterprises, Inc. ("DXP") hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Tuesday, June 5, 2001, at 9:00 a.m., Houston time, at the offices of the Company, 7272 Pinemont, Houston, Texas 77040, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

    PLEASE MARK, SIGN, DATE AND RETURN TO MAC MCCONNELL, SECRETARY.

(1)  ELECTION OF DIRECTORS:

     FOR all of the nominees listed below    [ ]       WITHHOLD AUTHORITY    [ ]
     (except as indicated to the contrary below)       to vote for election of
                                                       directors

     NOMINEES:  David R. Little, Cletus Davis, and Kenneth H. Miller.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the Space provided below.)

                --------------------------------------------------

(2) In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1, OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS, AND FOR THE PROPOSALS SET FORTH IN ITEM 2.

         Signature of Shareholder(s) ______________ ___________ Date     , 2001.

                                     Please sign your name exactly as it
                                     appears hereon. Joint owners must each
                                     sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.